Exhibit 99.1

PRESS RELEASE

First Community Bancorp (NASDAQ: FCBP)	Harbor National Bank (OTCBB: HNTB)

Contact: Matthew P. Wagner President and Chief Executive Officer 120 Wilshire Boulevard Santa Monica, California 90401 Phone: (310) 458-1521 x271	Contact: David T. Blankenhorn President and Chief Executive Officer 895 Dove Street, Suite 100 Newport Beach, California 92660 Phone: (949) 261-3568

FOR IMMEDIATE RELEASE	DECEMBER 1, 2003

FIRST COMMUNITY BANCORP SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
HARBOR NATIONAL BANK OF NEWPORT BEACH, CA

— Harbor Acquisition Adds Three Branches for First Community in Orange County —

Rancho Santa Fe, California . . . First Community Bancorp (Nasdaq: FCBP) today announced the signing of a definitive agreement and plan of merger to acquire all of the outstanding common stock and options of Harbor National Bank (OTCBB: HNTB) for $35.5 million in cash or, depending on the number of stock options outstanding at closing, approximately $13.28 per share after all outstanding stock options are cashed-out.  Harbor, which is located in Newport Beach, California, had $177.9 million in assets at September 30, 2003.

The merger is subject to customary conditions, including the approval of Harbor’s shareholders and bank regulatory authorities, and is expected to close in the second quarter of 2004.  Immediately following the completion of the acquisition, it is anticipated that Harbor will be merged into Pacific Western National Bank, a Los Angeles-based wholly owned subsidiary of First Community.

Matt Wagner, President and Chief Executive Officer of First Community Bancorp commented, “Harbor National is a true community bank that fits well within the First Community organization.  Through this acquisition, First Community will extend its footprint in Orange County with Harbor’s three branches in Anaheim, Newport Beach and Dana Point.  We welcome the opportunity to serve Harbor customers with the same high-quality service to which they are accustomed and an even greater variety of financial services.”

Harbor National Bank President and Chief Executive Officer David T. Blankenhorn added, “We are pleased to join the First Community banking family.  We believe this merger will be good for our shareholders, employees and customers.  Our employees will have the opportunity to join First Community, which is one of the premier banking organizations in Southern California.  Our customers will appreciate Pacific Western’s emphasis on customer service and benefit from an even greater range of services.  We believe this transaction will be successful on all fronts.”

As of September 30, 2003, on a pro forma consolidated basis with Harbor, First Community would have approximately $2.6 billion in assets with 35 branches throughout Southern California, while Pacific Western would have approximately $1.5 billion in assets and 22 branches.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $2.4 billion in assets as of September 30, 2003, having two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank.  Through the banks’ 32 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses.  Pacific Western has 19 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties and First National Bank has 13 branches across San Diego County.  Additional information regarding First Community is available on the Internet at www.firstcommunitybancorp.com.  Information regarding Pacific Western National Bank and First National Bank is also available on the Internet at www.pacificwesternbank.com and www.banksandiego.com, respectively.

ABOUT HARBOR NATIONAL BANK

Harbor National Bank was founded in 1982 as a local independent bank serving south Orange County. In 2000, Harbor expanded its service area to include the John Wayne Airport Area and its surrounding communities and in 2002 it opened a branch office in downtown Anaheim. Harbor offers a diversified range of financial products for small and medium-sized businesses as well as personal banking services.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about First Community, Harbor and the combined company after completion of the acquisition that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community and Harbor.  First Community and Harbor caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements.  Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which First Community and Harbor do business, are less favorable than expected; legislative or regulatory requirements or changes adversely affect First Community’s or Harbor’s respective businesses; changes in the securities markets; First Community’s ability to consummate the acquisition of Harbor, to achieve expected synergies and operating efficiencies within expected time-frames or at all or to successfully integrate Harbor’s operations; regulatory approvals for the acquisition cannot be obtained on the terms expected or on the anticipated schedule; and other risks that are described in First Community’s public filings with the U.S. Securities and Exchange Commission (the “SEC”) and Harbor’s public filings with the Office of the Comptroller of the Currency (the “OCC”).  If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community’s or Harbor’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements.  First Community and Harbor assume no obligation to update such forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider First Community’s public filings with the SEC and Harbor’s public filings with the OCC, including but not limited to their Annual Reports on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the reporting periods of 2003.  The documents filed by First Community with the SEC may be obtained free of charge at First Community’s website at www.firstcommunitybancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from First Community by requesting them in writing to First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.  The documents filed by Harbor with the OCC may be obtained free of charge at the OCC’s public reading room located at 250 E. Street, SW, Washington, DC 20219.  These documents may also be obtained free of charge from Harbor by requesting them in writing from the Secretary of Harbor at Harbor National Bank, 895 Dove Street, Suite 100, Newport Beach, CA 92660, or by telephone at (949) 261-3568.

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Harbor National Bank.  In connection with the proposed transaction, a proxy statement will be filed with the OCC.  SHAREHOLDERS OF HARBOR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE OCC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The final proxy statement will be mailed to shareholders of Harbor.  Investors and security holders will be able to obtain these documents free of charge at the OCC’s public reading room located at 250 E. Street, SW, Washington, DC 20219 or from Harbor by requesting them in writing from the Secretary of Harbor at Harbor National Bank, 895 Dove Street, Suite 100, Newport Beach, CA 92660, or by telephone at (949) 261-3568.

PARTICIPANTS IN SOLICITATION

Harbor and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition.  Information about the directors and executive officers of Harbor and their ownership of Harbor stock is set forth in the proxy statement for Harbor’s 2003 annual meeting of shareholders filed with the OCC.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.